Piedmont BankGroup Incorporated

                           LETTER OF TRANSMITTAL

       To Accompany 7% Convertible Subordinated Debentures Due 2011

If you wish to convert your Debenture(s), the Debenture(s) and related Letter of Transmittal must be RECEIVED by First Union National Bank of North Carolina, at one of the addresses set forth below prior to 5:00 p.m. (Eastern time) on October 5, 1995. See Instructions on reverse side. If you wish to surrender your Debenture(s) for redemption, the Debenture(s) must be surrendered to First Union National Bank of North Carolina at one of the addresses set forth below.

                   For hand or courier delivery:                           For mail delivery:
First Union National Bank of            Piedmont Trust Bank                First Union National Bank of
North Carolina                     or   200 E. Church Street               North Carolina
Bond Administration Department          Martinsville, Virginia 24112       Bond Administration Department
230 South Tryon Street, 8th Floor       Attn: Francia M. Brown             230 South Tryon Street, 8th Floor
Charlotte, North Carolina 28288-1179                                       Charlotte, North Carolina 28288-1179

Ladies and Gentlemen:

     Surrendered herewith are 7% Convertible Subordinated Debentures Due 2011 (the "Debentures") of Piedmont BankGroup Incorporated (the "Company") numbered and registered as listed below.

     Items A, B, and E of this Letter of Transmittal must be completed for Debentures surrendered for conversion.

      PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS ON THE REVERSE HEREOF
                                  ITEM A

------------------------------------------------------------------------------------------------------------------------------
|                 Please fill in your name(s) exactly as it appears on    |                                                   |
|                       your Debenture(s) and your present address        |          PLEASE FILL IN NUMBERS AND AMOUNTS       |
------------------------------------------------------------------------------------------------------------------------------|
|                                                                         |     Certificate Number (s)  |  Principal Amount   |
|                                                                         |---------------------------------------------------|
|                                                                         |                             |                     |
|   Name(s):                                                              |---------------------------------------------------|
|                                                                         |                             |                     |
|                                                                         |---------------------------------------------------|
|                                                                         |                             |                     |
|   Address(es):                                                          |---------------------------------------------------|
|                                                                         |                             |                     |
|                                                                         |---------------------------------------------------|
|                                                                         |                             | Total               |
|                                                                         |                             | Principal           |
|                                                                         |                             | Amount              |
------------------------------------------------------------------------------------------------------------------------------

THE ABOVE DEBENTURES ARE SURRENDERED TO YOU FOR THE ACTION INDICATED BELOW. INDICATE CHOICE BY CHECKING ONLY ONE BOX.

                                  ITEM B
-------------------------------------------------------------------------------
| ( ) CONVERSION into Common Stock of the Company (the "Common Stock") at a | | conversion price of $18.20 per share (54.945 shares of Common Stock for | | each $1,000 principal amount of Debentures). (See Instructions on the |
|      reverse.)                                                               |
|                                                                              |
| ( )  REDEMPTION at $1,048.61 per $1,000 principal amount of Debentures       |
|      surrendered hereby.                                                     |
|                                                                              |
|     IF NO BOX IS CHECKED, THE ABOVE CERTIFICATES ARE DEEMED SURRENDERED      |
|                               FOR REDEMPTION.                                |
| If your Debenture certificates, together with a signed and completed Letter | | of Transmittal and any required supporting documents (see Instructions on the| | reverse) are not tendered for conversion prior to the close of business at | | First Union National Bank of North Carolina, Charlotte, North Carolina, on | | October 5, 1995, such Debentures will be redeemed on October 13, 1995 (the | | "Redemption Date") at the price of $1,014.00 plus accrued interest of $34.61 | | from April 15, 1995 to the Redemption Date, for a total redemption price of | | $1,048.61 for each $1,000 principal amount of Debentures. Payment of the | | redemption price will be made on the Redemption Date at the principal office |
| of First Union National Bank of North Carolina upon surrender of the         |
| Debentures to First Union National Bank of North Carolina at one of the      |
| addresses set forth above.                                                   |
-------------------------------------------------------------------------------

     As long as the price of the Company's Common Stock is at least $18.45 per share, the Common Stock received upon conversion will have a current market value greater than the cash receivable upon redemption.

                                  ITEM C

                       SPECIAL ISSUANCE INSTRUCTIONS

 To be completed ONLY if Common Stock certificate(s) and/or check are to be issued in a name other than as indicated in Item A above (see
Instructions on the reverse).

Issue to:

Name.............................................................
                         Type or Print

Address..........................................................

 .................................................................
                                                         Zip Code

 .................................................................
         Social Security Number or Taxpayer I.D. Number

                                  ITEM D

                       SPECIAL MAILING INSTRUCTIONS

  To be completed ONLY if Common Stock certificate(s) and/or check are to be mailed to an address other than as indicated in Item A above (see Instructions on the reverse).

Mail to:

Name.......................................................................
                              Type or Print

Address....................................................................

 ...........................................................................
                                                              Zip Code



                           ITEM E

                    REQUIRED SIGNATURES

  The signature(s) on this Letter of Transmittal must correspond exactly with the name(s) of the: (1) registered owner(s) of the Debenture(s) surrendered, or (2) person(s) to whom each such certificate has been properly assigned and transferred. See Instructions on the reverse.

Dated:.....................................................
                                                               Please sign here
Signature:.................................................    <--

Signature:.................................................

Telephone: (    )..........................................

Social Security Number or
  Taxpayer I.D. Number.....................................

                                  ITEM F

                    SIGNATURE GUARANTEE (if applicable)

  A signature guarantee MUST be provided if a Common Stock certificate(s) and/or check are to be issued in a name other than that of the registered owner of the Debentures. See Instructions on the reverse.

Dated: .................................................................

Name of Firm: ..........................................................

Address of Firm: .......................................................

 ........................................................................

       By: .............................................................

                               INSTRUCTIONS

1.   General

     Please do not send Debenture certificates directly to the Company. Your Debenture certificates, together with your signed and completed Letter of Transmittal and any required supporting documents (see Instructions 5 and 6 below), should be mailed in the enclosed addressed envelope, or otherwise delivered, to First Union National Bank of North Carolina (the "Trustee"), at the appropriate address indicated on the front hereof. The method of delivery is at the option and risk of the holder but, if mail is used, it is recommended that registered mail with return receipt requested, properly insured, be used as a prevention against loss, and if conversion is being requested, that the mailing be made sufficiently in advance of October 5, 1995 to permit delivery to the Trustee on or before such date.

     Items A, B and E of this Letter of Transmittal must be completed in all cases.

     If in any case you wish a Common Stock certificate and/or check to be mailed to an address other than that shown in Item A on the front hereof, you MUST complete Item D on the front thereof.

2.   If You Wish to Convert Your Debentures

     If you wish to convert your Debenture(s) into Common Stock, your Debenture certificates and a completed Letter of Transmittal must be received by the Trustee at one of the addresses indicated on the front hereof, prior to 5:00 p.m. (Eastern time) on October 5, 1995. Alternatively, you may convert by delivering your Debenture certificates duly endorsed and with appropriate notification of the Trustee prior to such time.

     If the Common Stock certificate is to be issued in the same name(s) as that in which the surrendered Debenture certificates are registered, complete Items A, B and E on the front hereof.

     If the Common Stock certificate is to be issued in a different name, see Instruction 5 and complete Items A, B, C, E and F on the front hereof.

     No payments or adjustments in respect of interest will be made upon the conversion of any Debenture. No fractional shares of Common Stock will be issued upon the conversion of any Debenture. If more than one Debenture is surrendered for conversion at any one time under the same Letter of Transmittal or other notice by the same holder, the number of shares of Common Stock issuable upon conversion of such Debentures will be computed upon the basis of the aggregate principal amount of Debentures so surrendered.

3.   If You Wish to Redeem Your Debentures

     If you wish to redeem your Debentures, your Debenture certificates and completed Letter of Transmittal must be received by the Trustee prior to 5:00 p.m. (Eastern time) on October 13, 1995. See Instruction 4.

     If the check is to be issued in the same name(s) in which the Debenture certificates are registered, see Instruction 5 and complete Items A, B, E and F on the front.

     If the check is to be issued in a different name, see Instructions 5 and 6 and complete Items A, B, C, E and F on the front.

4.   Signature Guarantee Requirement

     If you have completed Item C, the signature of this Letter of Transmittal must be guaranteed, in the space provided in Item F on the front, by a commercial bank or trust company in the United States or by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD").

5.   Certificate or Check to be Issued in a Different Name

     If a Common Stock certificate or a check is to be issued in a name other than that of the registered owner of the Debentures, your Debenture certificates must be properly endorsed or be accompanied by appropriate bond powers (which may consist of this Letter of Transmittal), properly executed by the registered owner(s), so that such endorsement or bond powers are signed exactly as the name(s) of the registered owner(s) appear on the Debenture certificates, and the signature(s) must be properly guaranteed by a commercial bank or trust company in the United States or by a firm which is a member of a registered national securities exchange or of the NASD. Complete Items A, B, C, E and F on the front hereof.

6.   Signature by Other Than Registered Holder

     If the Letter of Transmittal is signed in Item E by an executor, administrator, trustee, guardian, attorney or the like, the Letter of Transmittal and Debenture certificates must be accompanied by evidence satisfactory to the Trustee and the Company of the authority of such person to sign the Letter of Transmittal.

     If the Letter of Transmittal is signed in Item E by someone other than the registered owner, who is not a person described in the preceding paragraph, the Debenture certificates must be properly endorsed or be accompanied by appropriate bond powers, properly executed by the registered owner(s), so that such endorsement or bond powers are signed exactly as the name(s) of the registered owner(s) appear on the Debenture(s), and the signature(s) must be properly guaranteed by a commercial bank or trust company in the United States or by a firm which is a member of a registered national securities exchange or of the NASD. Complete Items A, B, C, E and F on the front hereof.

7.   Joint Holders of Debenture Certificates Registered in Different Names

     If Debenture certificates are tendered by joint holders or owners, all such persons must sign the Letter of Transmittal in Item E on the front hereof. If Debenture certificates are registered in different names or forms of ownership, separate Letters of Transmittal must be completed, signed and returned for each different registration.

8.   Stock Transfer Taxes

     It is not presently anticipated that any stock transfer taxes will be payable in connection with the issuance of Common Stock on conversion of Debentures. If, however, it should develop that in certain circumstances such taxes may be payable, conversion of Debentures will be effected without charge to the converting holder for any such stock transfer tax except in the following cases: (i) if Common Stock certificates issued upon conversions are to be registered in the name of any person other than the registered holder, or (ii) if tendered Debenture certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person will be charged to the person(s) signing the Letter of Transmittal (in the case of sale to the Standby Purchaser, by deduction from the purchase price) if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted. The Company will not be required to issue or deliver Common Stock certificates in any such case until such payment has been made and satisfactory evidence of such payment has been received.

9.   Lost or Destroyed Debentures

     If your Debenture certificates have been either lost or destroyed, notify the Trustee of this fact promptly at one of the addresses set forth on the front hereof or telephone (704) 374-2080. You will then be instructed as to the steps you must take in order to convert or have redeemed the Debentures that you own.

10.  Questions on How to Submit Your Debentures Certificates

     Questions and requests for assistance on how to submit your Debenture certificates should be directed to the Trustee at one of the addresses set forth on the front hereof or by telephoning (704) 374-2080.



                         IMPORTANT TAX INFORMATION
            Payer's Request for Taxpayer Identification Number

     Under the federal income tax law, a security holder who redeems or otherwise disposes of securities, in whole or in part for cash, is required to furnish the payer with his Taxpayer Identification Number, which, for an individual, would be his Social Security Number (the "TIN"), certified under penalties of perjury. If the security holder does not furnish his correct TIN in this manner, he may be subject to a penalty imposed by the Internal Revenue Service ("IRS"). In addition, payments to such security holder may be subject to backup withholding.

     To prevent backup withholding on the payment for securities you are forwarding at the rate of 31%, you should complete the enclosed form W-9.

     Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from the backup withholding and reporting requirements. In order for a holder who is a foreign individual to qualify as an exempt recipient, such holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Trustee.